Exhibit 10.91

SECOND AMENDMENT TO

2001 RESTATEMENT OF

THE HARRAH’S ENTERTAINMENT, INC.

SAVINGS AND RETIREMENT PLAN

WHEREAS, Harrah’s Entertainment, Inc., a Delaware corporation (the “Company”), has established and maintains the Harrah’s Entertainment, Inc. Savings and Retirement Plan (the “Plan”) for the benefit of its eligible employees and the eligible employees of certain participating companies; and

WHEREAS, amendment of the Plan is desirable to reflect certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 (“EGTRRA”); and

WHEREAS, amendment of the Plan is desirable to permit catch-up contributions, to suspend matching contributions in the event of certain in-service withdrawals, to allow the use of forfeitures to pay reasonable administrative expenses and fund corrective contributions and to make certain other changes.

NOW, THEREFORE, BE IT RESOLVED that, this Second Amendment to the 2001 Restatement of the Plan is adopted to reflect certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 (“EGTRRA”). This Second Amendment is intended as good faith compliance with the requirements of EGTRRA and is to be construed in accordance with EGTRRA and guidance issued thereunder. This Second Amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this Second Amendment.

BE IT FURTHER RESOLVED that, pursuant to the power and authority reserved by Section 14.2(b) of the Plan to the Company’s Vice President who is responsible for employee benefits, the Plan is hereby amended as follows, effective as of January 1, 2002, except as provided herein:

1.      Effective April 1, 2003, by adding as new Section 1.10A of the Plan the following:

“Section 1.10A         Catch-up Contribution.         “Catch-up Contribution” of a Participant means an amount contributed by his Employer to the Plan for him under Section 3.3(b).”

2.      By substituting for Section 1.27 of the Plan the following:

“Eligible Retirement Plan” means (a) an individual retirement account (described in Code Section 408(a)), (b) an individual retirement annuity (described in Code Section 408(b)), (c) an annuity plan (described in Code Section 403(a)), (d) a qualified trust (described in Code Section 402(c)(8)(A)), (e) an annuity contract (described in Code Section 403(b)) and (f) an eligible deferred compensation plan (described in Code Section 457(b) which is maintained by a state, political subdivision of a state or any agency or instrumentality of a state or political subsidiary of a state), that will accept and separately account for a Distributee’s Eligible Rollover Distribution. Only for Plan Years beginning before January 1, 2002, an “Eligible Retirement Plan” means only an individual retirement account or an individual retirement annuity for a Distributee who is a Surviving Spouse.”

3.      By adding as new Section 1.28(c) of the Plan the following:

“(c)    A portion of a distribution shall not fail to be an “Eligible Rollover Distribution” merely because the portion consists of after-tax employee contributions which are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in Code Section 408(a) or (b) or to a qualified defined contribution plan described in Code Section 401(a) or 403(a) that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.”

4.      Effective April 1, 2003, by adding to the end of Section 2.1(a) of the Plan the following:

“Each Eligible Employee who is eligible to make 401(k) Contributions shall be eligible to make Catch-up Contributions as provided in Section 3.3(b).”

5.      Effective January 1, 2003, by adding to the Plan new subsection 2.1(f) as follows:

“(f)    Effective January 1, 2003, each Employee whose employment is subject to the terms of a collective bargaining agreement between Rio All Suites Hotel and Casino and Local Joint Executive Board of Las Vegas on behalf of The Culinary Workers Union, Local 226 and Bartenders’ Union, Local 165, dated March 13, 2001 (a “Rio Union Employee”), will make a one-time irrevocable election regarding his participation in this Plan and the Southern Nevada Culinary and Bartenders’ Pension Fund (the “Union Pension Fund”) with the following results. Each Rio Union Employee who elects to participate solely in this Plan and declines participation in the Union Pension Fund will be eligible to participate in this Plan for all purposes, including the Matching Contribution. Each Rio Union Employee who elects to participate solely in the Union Pension Fund and declines participation in this Plan will be ineligible to participate in this Plan for any purpose (other than as an Inactive Participant). Each Rio Union Employee who elects to participate in both the Union Pension Fund and this Plan will be eligible to contribute to this Plan but ineligible for any Matching Contribution.”

6.      Effective April 1, 2003, by replacing subsections 2.2(b) and (c) of the Plan with the following:

“(b)    All provisions of the Plan shall otherwise continue to apply to an Inactive Participant except that he shall not make 401(k) Contributions, Catch-up Contributions or After Tax Contributions, share in the Matching Contributions, Qualified Nonelective Contributions or Qualified Matching Contributions or share in allocations under Section 3.8 while he is an Inactive Participant.

(c)    If an Inactive Participant is retransferred to a position or classification with an Employer as an Eligible Employee, he shall immediately become an Active Participant, may again make 401(k) Contributions, Catch-up Contributions and After Tax Contributions, share in the Matching Contributions, Qualified Nonelective Contributions and Qualified Matching Contributions or share in allocations under Section 3.8.”

7.      Effective April 1, 2003, by replacing subsection 2.3(b) of the Plan with the following:

“(b)    All provisions of the Plan shall otherwise continue to apply to a Former Participant except that he shall not make 401(k) Contributions, Catch-up Contributions or After Tax Contributions, or be entitled to Matching Contributions, Qualified Nonelective Contributions or Qualified Matching Contributions or share in allocations under Section 3.8 while he is a Former Participant.”

8.      Effective April 1, 2003, by replacing Section 3.3 of the Plan with the following:

“Section 3.3 Participant Contributions.

(a)      401(k) Contributions.

(i)    Each Active Participant who enters into a payroll reduction agreement may elect, in accordance with the Rules of the Plan, to contribute a 401(k) Contribution by payroll reduction in an amount equal to a designated whole percentage of his Compensation within the minimum and maximum limits established by the Administrator from time to time and recorded on Appendix A. Additionally, the maximum amount of Compensation that may be designated as a 401(k) Contribution is subject to any combined limit on both 401(k) and After Tax Contributions set by the Administrator.

(ii)    The Participant’s payroll reduction agreement shall be in any form acceptable to the Administrator (including internet, intranet, telephonic or other methods). The amount designated as a 401(k) Contribution shall be deducted for each Payday in such Plan Year in which it is in effect. Deductions shall be effective on the first Payday on which it is administratively feasible to commence such deductions. Participants’ elections will automatically apply to increases or decreases in Compensation.

(iii)    Except as permitted by Section 3.3(b) and Code Section 414(v), in no event shall the aggregate of such deferrals under this Section for any calendar year exceed the annual limit under Code Section 402(g) as adjusted by the Secretary of the Treasury for that calendar year.

(iv)    The Administrator may authorize a suspension or reduction of 401(k) Contributions as it deems necessary to satisfy Section 3.5.

(b)      Catch-up Contributions.

(i)    Eligibility.     Each Participant who is eligible to make 401(k) Contributions under Section 3.2(a) of this Plan and who has attained age 50 before the close of the Plan Year shall be eligible to make Catch-up Contributions in accordance with, and subject to the limitations of, Code Section 414(v) and the Rules of the Plan.

(ii)    The Participant’s payroll reduction agreement shall be in any form acceptable to the Administrator (including internet, intranet, telephonic or other methods). The amount designated as a Catch-up Contribution shall be deducted for each Payday in such Plan Year in which it is in effect. Deductions shall be effective on the first Payday on which it is administratively feasible to commence such deductions. Participants’ elections will automatically apply to increases or decreases in Compensation.

(iii)    Limitations.  Catch-up Contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Code Sections 402(g) and 415 or the limitations in Appendix A of the Plan. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Code Sections 401(k)(3), 410(b) or 416, as applicable, by reason of the making of such Catch-up Contributions.

(c)      After Tax Contributions.

(i)    Each Active Participant who enters into a payroll reduction agreement may elect, in accordance with the Rules of the Plan, to contribute an After Tax Contribution by payroll reduction in an amount equal to a designated whole percentage of his Compensation within the minimum and maximum limits established by the Administrator from time to time and recorded on Appendix A. Additionally, the maximum amount of Compensation that may be designated as either a 401(k) Contribution or an After Tax Contribution is subject to the limits set by the Administrator.

(ii)    The Participant’s payroll reduction agreement shall be in any form acceptable to the Administrator (including internet, intranet, telephonic or other methods). The amount designated as an After Tax Contribution shall be deducted for each Payday in such Plan Year in which it is in effect. Deductions shall be effective on the first Payday on which it is administratively feasible to commence such deductions. Participants’ elections will automatically apply to increases or decreases in Compensation.

(iii)    The Administrator may authorize a suspension or reduction of After Tax Contributions as it deems necessary to satisfy Section 3.6.

(d)      Commencement, Resumption or Change of Participant Contributions.  As permitted under the Rules of the Plan:

(i)    A Participant may increase, decrease or completely discontinue his 401(k) Contributions, Catch-up Contributions and/or After Tax Contributions made pursuant to this Section in the frequency and manner determined by the Administrator (including internet, intranet, telephonic or other methods).

(ii)      A Participant who has discontinued his 401(k) Contributions, Catch-up Contributions and After Tax Contributions may recommence making them in the frequency and manner determined by the Administrator (including internet, intranet, telephonic or other methods).

(iii)    Notwithstanding the foregoing, all 401(k) Contributions, Catch-up Contributions and After Tax Contributions shall automatically cease as of the date on which the Participant ceases to be an Eligible Employee.

(e)      Deposit in Trust.    Each Participant’s 401(k) Contributions, Catch-up Contributions and After Tax Contributions shall be transmitted to the Trustee as of the earliest date on which such contributions can reasonably be segregated from the Employers’ assets after the end of each Payday but in no event more than 15 business days after the end of the month in which they were withheld.

(f)      Allocation of Participant Contributions.    In accordance with Article VI, each Participant’s 401(k) Contributions and Catch-up Contributions shall be credited to his 401(k) Account (although Catch-up Contributions may be allocated to a separate subaccount at the discretion of the Administrator), and each Participant’s After Tax Contributions shall be credited to his After Tax Account.

(g)      Vesting of 401(k) and After Tax Accounts.    A Participant shall always be 100% vested in his 401(k) Account, After Tax Account and any separate Catch-up Account.

(h)      Return of Excess Deferred Compensation.    If a Participant makes deferrals to this Plan and any other cash or deferred arrangement for a calendar year which exceed the limit under Code Section 402(g) for such year, the Participant shall notify the Administrator of the amount of such excess deferrals made under this Plan by the March 1 of the next calendar year. The amount of such excess deferrals (and any income thereon earned to the earlier of the date of distribution or the last day of the Plan Year in which such contribution was made computed in a consistent and reasonable manner in accordance with Code Section 401(a)(4)) shall be distributed to the Participant by the April 15 of the next calendar year. If a Participant has made excess deferrals to this Plan the Participant shall be deemed to have given the notice referred to above, and the excess contributions (and any income thereon) shall be distributed to the Participant by such April 15. Any such distribution shall not be subject to any Spousal Consent, nor shall it be treated as a withdrawal or distribution subject to the provisions of Article VIII or XI.”

9.      Effective April 1, 2003, by replacing the first part of Section 3.8(a) of the Plan with the following:

“Except to the extent permitted under Section 3.3(b) of the Plan and Code Section 414(v), in any Plan Year (which shall be the Plan’s “limitation year” within the meaning of Treas. Reg. Sec. 1.415-2(b)), the Annual Addition of a Participant shall not:”

10.     By replacing subsections (b) and (c) of Section 4.1 of the Plan with the following:

“(b) To meet the requirements of this Section, such contribution must be one of the following:

(i) an Eligible Rollover Distribution from

(A)	a qualified trust meeting the requirements of Code Section 402(c)(8)(A),

(B)	an employee annuity plan meeting the requirements of Code Section 403(a)(1),

(C)	effective April 1, 2003, an annuity contract (described in Code Section 403(b)) or

(D)	effective April 1, 2003, an eligible deferred compensation plan (described in Code Section 457(b) which is maintained by a state, political subdivision of a state or any agency or instrumentality of a state or political subsidiary of a state);

(ii) a tax-free rollover distribution from an individual retirement account or an individual retirement annuity which in turn consisted entirely of an Eligible Rollover Distribution paid from

(A)	a qualified trust under Code Section 402(c)(8)(A),

(B)	an annuity plan under Code Section 403(a),

(C)	an annuity contract (described in Code Section 403(b)) or

(D)	an eligible deferred compensation plan (described in Code Section 457(b) which is maintained by a state, political subdivision of a state or any agency or instrumentality of a state or political subsidiary of a state), together with any investment earnings, and which otherwise meets the requirements of Code Section 408(d)(3); or

(iii)  a direct rollover from an Eligible Retirement Plan that, if paid to an Eligible Employee instead of the Plan, would have constituted an Eligible Rollover Distribution.

(c)    To meet the requirements of this Section, such contribution must

(i)    be made within 60 days following the day on which the Eligible Employee received the distribution from an Eligible Retirement Plan, except as permitted by the Secretary of Treasury,

(ii)    constitute an Eligible Rollover Distribution (but until March 31, 2003, exclude any after-tax contributions which are not includible in gross income),

(iii)    consist entirely of cash and exclude any other type of property; and

(iv)    until March 31, 2003, no portion of which consists of after-tax employee contributions which are not includible in gross income.”

11.      By substituting for the last sentence of Section 4.1(g) of the Plan the following:

“However such Eligible Employee shall not be treated as a Participant for purposes of eligibility to make 401(k) Contributions, Catch-up Contributions or After Tax Contributions or to receive an allocation of any Matching Contributions.”

12.      By adding as new subsection (h) to Section 4.1 of the Plan the following:

“(h)    The Administrator may, in its discretion, accept in connection with a Rollover Contribution, a promissory note from (1) qualified trust under Code Section 401(a), (2) an annuity plan under Code Section 403(a), (3) an annuity contract (described in Code Section 403(b)) or (4) an eligible deferred compensation plan (described in Code Section 457(b) which is maintained by a state, political subdivision of a state or any agency or instrumentality of a state or political subsidiary of a state) in which the Eligible Employee was an employee at the time contributions were made on his behalf under such arrangement, together with any investment earnings, and which otherwise meets the requirements of Code Section 408(d)(3); provided that the loan satisfies the requirements of Code Section 72(p) and ERISA Section 408 and the Rules of the Plan.”

13.      Effective April 1, 2003, by replacing the first sentence of subsection 7.1(a) of the Plan with the following:

“Each Participant shall be 100% vested in his 401(k), Catch-up, After Tax, Rollover, Qualified and Money Purchase Accounts at all times.”

14.      By replacing Section 8.4 of the Plan with the following:

“Section 8.4 Spousal Consent.  No Participant, other than a Participant with an Account subject to Appendix B or C, must obtain Spousal Consent to obtain an in-service withdrawal from the Plan.”

15.      By substituting for Section 8.6(b)(ii)(C) of the Plan the following:

“(C)  by stopping 401(k) Contributions, Catch-up Contributions or After Tax Contributions under the Plan;”

16.      By adding to the end of Section 8.8 of the Plan the following:

“Any such withdrawal will result in the suspension of all Matching Contributions with respect to any 401(k) and After Tax Contributions made for the next six months, beginning on the first day of the month following the month in which the withdrawal is made.”

17.      By adding to the end of Section 8.10 of the Plan the following:

“Any such withdrawal will result in the suspension of all Matching Contributions with respect to any 401(k) and After Tax Contributions made for the next six months, beginning on the first day of the month following the month in which the withdrawal is made.”

18.      By replacing Section 9.4 of the Plan with the following:

“Section 9.4 Spousal Consent.  No Participant, other than a Participant with an Account subject to Appendix B or C, must obtain Spousal Consent to obtain a loan from the Plan.”

19.      Effective April 1, 2003 by replacing the last sentence of Section 11.1 of the Plan with the following:

“A Participant’s 401(k) and Qualified Accounts shall be distributed on account of the Participant’s severance from employment, subject to the other provisions of the Plan regarding distributions, other than provisions that require a Separation from the Service before such amounts may be distributed.”

20.      By replacing Section 11.3 of the Plan with the following:

“Section 11.3 Small Distributions.  The Participant shall select the method by which his vested Accounts will be distributed to him. Notwithstanding the foregoing, if the distributable balance of the Participant’s Accounts is $200 or less, then the Trustee shall distribute the Participant’s vested Accounts in a lump sum, and the Participant shall have no right to select the manner in which he will receive his distribution from the Plan. If the distributable balance of the Participant’s Accounts is $5,000 or less (excluding the value of his Rollover Account, provided such Participant does not have an Account subject to Appendix B or C) and the Participant fails to elect a form of distribution when payable, the Trustee shall distribute the Participant’s vested Accounts in a lump sum.”

21.      By adding the following subsection (c) to Section 15.8 of the Plan:

“(c)  amounts allocable to Forfeitures may be used to pay administrative expenses, as authorized by Section 7.4, and to fund corrections of administrative errors, as authorized by Section 13.11.”

IN WITNESS WHEREOF, the Company has caused this Second Amendment to be executed by its duly authorized officer on this 30th day of December 2002.

HARRAH’S ENTERTAINMENT, INC.

By:	/s/ ELAINE LO
Elaine Lo
Vice President, Compensation & Benefits